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                                                                    EXHIBIT 21.1

                       PAREXEL INTERNATIONAL CORPORATION
                      LIST OF SUBSIDIARIES OF THE COMPANY

                                                                                  PAREXEL
                                                                                  OWNERSHIP(1)
                                                                                  ---------
Barnett International, LLC, a Delaware limited liability company                     100%
PAREXEL International Holding Corporation, a Delaware corporation                    100%
PAREXEL International, L.P., a Delaware limited partnership                          100%
PAREXEL International, LLC, a Delaware limited liability company                     100%
PAREXEL International Securities Corporation, a Massachusetts corporation            100%
PAREXEL International Inc., a Delaware corporation                                   100%
PAREXEL Government Services, Inc., a Delaware corporation                            100%
PAREXEL International Trust, a Massachusetts Business Trust                          100%
PAREXEL Unternehmens beteiligung GmbH, a corporation organized under                 100%
the laws of Germany
PAREXEL GmbH Independent Pharmaceutical Research Organization, a                     100%
Corporation organized under the laws of Germany
PAREXEL International Limited, a corporation organized under the laws of the         100%
United Kingdom
AFB CLINLAB Laborleistungs - Organisationgesellschaft GmbH, a                        100%
corporation organized under the laws of Germany
PAREXEL International SARL, a corporation organized under the laws of                100%
France
PAREXELInternational SRL, a corporation organized under the laws of Italy            100%
PAREXEL International Pty Ltd., a corporation organized under the laws of            100%
Australia
PAREXEL International S.L., a corporation organized under the laws of Spain          100%
PAREXEL International Medical Marketing Services, Inc., a                            100%
Virginia corporation
PAREXEL International (Lansal) Limited, a corporation organized under the            100%
laws of Israel
Advanced Technology & Informatics, Inc., a Delaware corporation                      100%
Caspard Consultants, a corporation organized under the laws of France                100%
Sitebase Clinical Systems, Inc., a Massachusetts corporation                         100%
PAREXEL S-Cubed Limited, a corporation organized under the laws of the               100%
United Kingdom
PAREXEL ClinNet Limited, a corporation organized under the laws of the               100%
United Kingdom
Pharmon, Ltd., a corporation organized under the laws of Liechtenstein               100%
Rescon, Inc., a Virginia corporation                                                 100%
PAREXEL ETT, S.L., a corporation organized under the laws of Spain                   100%
PAREXEL International KK, a corporation organized under the laws of Japan            100%
KMI/PAREXEL, LLC., a Delaware limited liability company                              100%
PAREXEL International Holding BV, a corporation organized under the law of           100%
the Netherlands
PAREXEL International sp. z.o.o., a corporation organized under the laws of          100%
Poland
PAREXEL MMS Europe Limited, a corporation organized under the laws of                100%
the United Kingdom
Genesis Pharma Strategies Ltd., a corporation organized under the laws of the        100%
United Kingdom
Creative Communications Solutions, Ltd., a corporation organized under the           100%
laws of the United Kingdom
PPS International Communications Ltd., a corporation organized under the laws        100%
of the United Kingdom
Pharos Healthcare Communications Ltd., a corporation organized under the             100%
laws of the United Kingdom
HealthEd Communications, Inc., a Connecticut Corporation                             100%
Pharos Healthcare Communications, Inc., a Connecticut corporation                    100%
The Center for Bio-Medical Communication, Inc., a New Jersey corporation             100%
Cambridge Medical Publications Ltd., a corporation organized under the laws          100%
of the United Kingdom
Til Occam Limited, a corporation organized under the laws of the                     100%
United Kingdom
Til (Medical) Limited, a corporation organized under the laws of the                 100%
United Kingdom
Mirai B.V., a corporation organized under the laws of the Netherlands                100%
Logos GmbH, a corporation organized under the laws of Germany                        100%
Translation GmbH, a corporation organized under the laws of Germany                   75%
Placebo B.V., a corporation organized under the laws of the Netherlands              100%
PAREXEL Mirai Polska SP z.o.o., a corporation                                        100%
organized under the laws of Poland

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
                                                                                  PAREXEL
                                                                                  OWNERSHIP(1)
                                                                                  ---------
PAREXEL Mirai Magy Arorszag KFt, a corporation organized under                       100%
the laws of Hungary
Medstat Research A/S, a corporation organized under the laws of Norway               100%
PAREXEL Medstat Baltic A/S, a corporation                                            100%
organized under the laws of Norway
PAREXEL Medstat Baltic, a corporation organized under the laws of Lithuania          100%
PAREXEL Medstat Russia A/S, a corporation organized under the laws of Norway         100%
PAREXEL Medstat A/S, a corporation organized organized under the laws of Norway      100%
Echo Medical B.V., a corporation organized under the laws of the Netherlands         100%
Verum, a European Economic Interest Grouping                                          67%
formed under the laws of the United Kingdom
PAREXEL Medstat AB, a corporation organized under the laws of Sweden                 100%
PAREXEL International, S.A., a corporation organized under the laws of Argentina     100%
Groupe PharMedicom S.A., a corporation organized under the laws of France            100%
Droit & Pharmacie S.A., a corporation organized under the laws of France             100%
Biostat SA, a corporation organized under the laws of France                         100%
Cercles SARL, a corporation organized under the laws of France                       100%
PAREXEL Biodat GmbH, a corporation organized under the laws of Germany               100%
PAREXEL Pty. Ltd., a corporation organized under the laws of South Africa            100%
CEMAF SA, a corporation organized under the laws of France                           100%

(1) Direct and indirect

                                       2